Exhibit 99.1

News Release Ecolab Inc. 370 Wabasha Street North St. Paul, Minnesota 55102 www.ecolab.com

FOR IMMEDIATE RELEASE

Contact:	Michael J. Monahan	(651) 293-2809
	Lisa L. Curran	(651) 293-2185

ECOLAB REACHES CONSENT AGREEMENT WITH U.S. DEPARTMENT OF JUSTICE ON CHAMPION ACQUISITION

Ecolab expects to close on Champion purchase in the next several days

Acquisition will strengthen Ecolab’s position in fast-growing energy services market

ST. PAUL, Minn., April 8, 2013:  Ecolab Inc. announced today that it has entered into a consent agreement with the U.S. Department of Justice (DOJ), which has been filed in the US District Court for the District of Columbia.  As a result, Ecolab expects to complete the Champion acquisition within the next several days.

The consent agreement with the DOJ requires Ecolab to take certain steps designed to ensure continued independent competition utilizing Champion technology for deepwater Gulf of Mexico energy services. The steps include divesting, to a suitable third party, Champion patented technology related to a single product used in the Deepwater Gulf of Mexico, licensing certain other Champion deepwater chemistry to the third party for use in the Deepwater Gulf of Mexico, providing an option to the third party to purchase a Champion chemical blending facility, manufacturing relevant products for the third party for a limited period and enabling the third party to recruit certain Champion employees needed to support the business.  Importantly, the consent agreement impacts only about 3% of Champion’s business. Also, going forward Ecolab will continue to be able to serve customers in the Deepwater Gulf of Mexico region utilizing the Nalco team and technology.

Douglas M. Baker, Jr., Ecolab’s Chairman and Chief Executive Officer commented on the announcement, saying, “We are pleased to have reached an agreement with the DOJ on this matter. We also remain very excited about the potential of this transaction. The reasons we were attracted to Champion in the first place remain solidly in place. Champion strengthens our position in the fast-growing oil and gas services industry.  It bolsters our ability to better serve customers by bringing important and complementary geographic and technology strengths to our Global Energy business — particularly in the upstream production area — and enables us to more fully capitalize on the significant developing oil and gas market opportunities.  In addition, we expect that it will provide attractive earnings accretion, adding approximately $0.07 to 2013 earnings per share and rising to $0.50 by 2016.

“This transaction is an important strategic investment in a key growth area. We look forward to welcoming Champion’s outstanding people to our company. We remain committed to also improving our core strengths in food safety, healthcare, water and energy as we further build our business to deliver continued strong shareholder returns.”

Champion Technologies is a Houston, Texas-based global energy specialty products and services company with approximately 3,200 employees in more than 30 countries delivering product and service-based offerings to the oil and gas industry.  2012 sales of the acquired business were approximately $1.3 billion.  The total transaction value, including assumed debt, is approximately $2.3 billion.

A trusted partner at more than one million customer locations, Ecolab (ECL) is the global leader in water, hygiene and energy technologies and services that protect people and vital resources. With 2012 sales of $12 billion and 41,000 associates, Ecolab delivers comprehensive solutions and on-site service to ensure safe food, maintain clean environments, optimize water and energy use and improve operational efficiencies for customers in the food, healthcare, energy, hospitality and industrial markets in more than 170 countries around the world. For more Ecolab news and information, visit www.ecolab.com.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations and predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of

1995. Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions or events generally identify forward-looking statements. These forward-looking statements include, but are not limited to, the expected closing of the Champion acquisition and statements regarding earnings accretion from the Champion acquisition. These statements are based on the current expectations of management of the company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include (i) the risk that the regulatory approvals or clearances required for the Champion acquisition may not be obtained, or that required regulatory approvals may delay the Champion acquisition or result in the imposition of conditions that could have a material adverse effect on the company or cause the company to abandon the Champion acquisition, (ii) the risk that the conditions to the closing of the Champion acquisition may not be satisfied, (iii) the risk that a material adverse change, event or occurrence may affect the company or acquired companies prior to the closing of the Champion acquisition and may delay the Champion acquisition or cause the company to abandon the Champion acquisition; (iv) problems that may arise in successfully integrating the businesses of the company and Champion, which may result in the combined business not operating as effectively and efficiently as expected, (v) the possibility that the acquisition may involve unexpected costs, unexpected liabilities or unexpected delays, (vi) the risk that the businesses of the company or Champion may suffer as a result of uncertainty surrounding the acquisition and (vii) the risk that disruptions from the transaction will harm relationships with customers, employees and suppliers. In particular, the ultimate results of any Champion integration and business improvement actions, including cost synergies, depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the integration and other business improvement initiatives and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness.

Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of our most recent Form 10-K for the year ended December 31, 2012 and the company’s other public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates and  foreign currency risk; our ability to integrate the Nalco merger and the Champion acquisition and to realize the anticipated benefits of these transactions; our ability to attract and retain high caliber management talent to lead our business; our ability to execute key business initiatives; potential information technology infrastructure failures; exposure to global economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to the environment and to the manufacture, storage, distribution, sale and use of our products; the occurrence of litigation or claims, including related to the Deepwater Horizon oil spill; our ability to develop competitive advantages through innovation; difficulty in procuring raw materials or fluctuations in raw material costs; our substantial indebtedness; our ability to acquire complementary businesses and to effectively integrate such businesses; restraints on pricing flexibility due to contractual obligations; pressure on operations from consolidation of customers, vendors or competitors; public health epidemics; potential losses arising from the impairment of goodwill or other assets; potential loss of deferred tax assets; potential class action lawsuits;  the loss or insolvency of a major customer or distributor; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on Forward-Looking Statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in expectations, except as required by law.

###

(ECL-A)